Exhibit 10(a)92

      DEFERRED CASH COMPENSATION TRUST AGREEMENT FOR DIRECTORS OF SOUTHERN
                          COMPANY AND ITS SUBSIDIARIES

                              AMENDED AND RESTATED

                           EFFECTIVE SEPTEMBER 1, 2001

  DEFERRED CASH COMPENSATION TRUST AGREEMENT FOR DIRECTORS OF SOUTHERN COMPANY
                              AND ITS SUBSIDIARIES


                                TABLE OF CONTENTS

1.    Purpose...........................................................1
2.    Trust Corpus......................................................2
3.    Grantor Trust.....................................................2
4.    Irrevocability of Trust...........................................3
5.    Contributions to Trust............................................3
6.    Investment of Trust Assets........................................5
7.    Distribution of Trust Assets......................................6
8.    Termination of the Trust and Reversion of Trust Assets...........11
9.    Powers of the Trustee............................................12
10.   Termination of Trustee...........................................15
11.   Appointment of Successor Trustee.................................15
12.   Trustee Compensation.............................................16
13.   Trustee's Consent to Act and Indemnification of the Trustee......17
14.   Prohibition Against Assignment...................................17
15.   Annual Accounting................................................17
16.   Notices..........................................................18
17.   Miscellaneous Provisions.........................................19

            DEFERRED CASH COMPENSATION TRUST AGREEMENT FOR DIRECTORS
                    OF SOUTHERN COMPANY AND ITS SUBSIDIARIES


         This amended and restated Trust Agreement entered into this _____ day of ___________, 2001 is between the Grantors as set forth on the signature page of this Trust Agreement and Wachovia Bank, N.A. (the "Trustee"). This Trust Agreement is effective September 1, 2001 ("Effective Date") and supercedes all previous Trust Agreements.

         1. Purpose. The purpose of this trust (the "Trust") is to provide a vehicle to (a) hold assets of the Grantors as a reserve for the discharge of certain of the Grantors' obligations with respect to Prime Rate Investment Accounts and Phantom Stock Investment Accounts under the respective Grantors' Deferred Compensation Plans for Directors (i) upon the occurrence of a change in control, and (ii) in accordance with paragraph 7(b), to provide added protections for certain individuals who actively serve on the Board of Directors of a Grantor on or after January 1, 1999, entitled to receive benefits under designated plans and arrangements and (b) invest, reinvest, disburse and distribute those assets and the earnings thereon as provided hereunder. Individuals eligible for benefits in accordance with the preceding sentence shall hereinafter be referred to as "Beneficiaries" under the Trust. Grantors shall designate in writing to the Trustee in Exhibit A attached hereto and made a part hereof those plans or arrangements subject to all or certain provisions of the Trust (the "Plans"). Exhibit A shall also specify which provisions of the Trust apply to the various Plans.

         2. Trust Corpus. The Grantors hereby transfer to the Trustee and the Trustee hereby accepts and agrees to hold, in trust, the sum of Ten Dollars ($10.00) plus such cash and/or property, if any, transferred to the Trustee by the Grantors or on behalf of the Grantors pursuant to obligations incurred under any or all of the Plans and the earnings thereon, and such cash and/or property, together with the earnings thereon and together with any other cash or property received by the Trustee pursuant to Section 9(a) of this Trust Agreement, shall constitute the trust estate and shall be held, managed and distributed as hereinafter provided. The Grantors shall execute any and all instruments necessary to vest the Trustee with full title to the property hereby transferred.

         3. Grantor Trust. The Trust is intended to be a trust of which the Grantors are treated as individual owners for federal income tax purposes in accordance with the provisions of Sections 671 through 679 of the Internal Revenue Code of 1986, as amended (the "Code"). If the Trustee, in its sole and absolute discretion, deems it necessary or advisable for the Grantors and/or the Trustee to undertake or refrain from undertaking any actions (including, but not limited to, making or refraining from making any elections or filings) in order to ensure that the Grantors are at all times treated as individual owners of the Trust for federal income tax purposes, the Grantors and/or the Trustee will undertake or refrain from undertaking (as the case may be) such actions. The Grantors hereby irrevocably authorize the Trustee to be their attorney-in-fact for the purpose of performing any act which the Trustee, in its sole and absolute discretion, deems necessary or advisable in order to accomplish the purposes and the intent of this Section 3. The Trustee shall be fully protected in acting or refraining from acting in accordance with the provisions of this
Section 3.

         4. Irrevocability of Trust. Prior to the occurrence of a "Preliminary Change in Control" (hereinafter referred to as a "Preliminary CIC"), the Trust shall be revocable and may be altered or amended in any substantive respect, or revoked or terminated by the Grantors in whole or in part provided that no such amendment may increase the duties of the Trustee without its consent. In the event of a Preliminary CIC, the Trust may not be altered or amended in any substantive respect, or revoked or terminated by the Grantor or Grantors incurring a Preliminary CIC unless a majority of the Beneficiaries, determined as of the day before such Preliminary CIC, agree in writing to such an alteration, amendment, revocation or termination provided that no such amendment may increase the duties of the Trustee without its consent. If after a Preliminary CIC occurs but fails to become a Change in Control, thereafter the Trust shall again be revocable and may be altered or amended in any substantive respect, or revoked or terminated by the Grantors in whole or in part provided that no such amendment may increase the duties of the Trustee without its consent. Notwithstanding the preceding, the Trust may be amended following a Preliminary CIC or a Change in Control without approval of the Beneficiaries to protect the tax status or ERISA status of this Trust. For purposes of this Trust, Preliminary CIC and other capitalized terms if not defined in the Trust shall have the same meaning as set forth in the Grantor's respective Deferred Compensation Plan for Directors.

         5. Contributions to Trust. The Grantors have obligated themselves under the terms of the Plans, which are hereby incorporated by reference, to make certain contributions to the Trust upon the occurrence of a Preliminary CIC. Upon such a Preliminary CIC, the Grantors affected thereby shall account for each Beneficiary's benefit funded by contributions to the Trust in a manner determined by the Trust Administrative Committee. The Grantors have also obligated themselves to make certain contributions to the Trust in a manner determined by the Trust Administrative Committee to provide for the protections set forth in Section 7(c) hereof. A return of such contributions and earnings thereon may only occur under the following circumstances: (a) if, on the second anniversary of a Preliminary CIC or any time thereafter, the Southern Committee determines that a Change in Control has not been Consummated, the Trustee upon its agreement with this determination shall, upon the request of the Grantor or Grantors incurring a Preliminary CIC, return to such Grantor or Grantors property contributed to the Trust on account of the occurrence of a Preliminary CIC; (b) if, at any time, following a Preliminary CIC, the Southern Committee provides evidence satisfactory to the Trustee that the Preliminary CIC will not become a Change in Control; or (c) if the Trustee determines in its sole and absolute discretion that a Southern Change in Control has occurred, and, on the second anniversary of the date of Consummation of such Change in Control 75% of the members of the Incumbent Board on such anniversary date shall continue to serve as determined by the Southern Committee, the Trustee upon its agreement with this determination shall return to the Grantor or Grantors incurring a Change in Control, upon such Grantor's request, any such property received and earnings thereon as a result of such Change in Control; or (d) prior to Change of Control, with respect to amounts contributed to fund benefits paid in accordance with Section 7(b) hereof, if the Trust assets equal or exceed 200% of the targeted funding level as established by the Trust Administrative Committee prior to a Change in Control, assets shall be returned by the Trustee to the Grantor or Grantors designated by the Trust Administrative Committee to reduce total assets to 150% of the targeted funding level.

6.       Investment of Trust Assets.
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(a) Subject to the provisions of paragraph (b) below, until the Trustee has distributed all of the assets of the Trust in accordance with the terms hereof, the Trustee shall invest and reinvest such assets (without regard to any state law limiting the investment powers of fiduciaries) in such securities and other property as the Trustee deems advisable, considering the probable income (including capital appreciation potential) from any such investment, the probable safety of the assets of the Trust and, where appropriate, the rate of return at which the assets would have been invested on behalf of each Beneficiary under any applicable qualified defined benefit pension plan maintained by the Grantors. Within the limitations of the foregoing, the Trustee is specifically authorized to acquire, for cash or on credit, every kind of property, real, personal or mixed, and to make every kind of investment, specifically including, but not limited to, corporate and governmental obligations of every kind, preferred or common stocks, securities of any regulated investment company or trust, and property in which the Trustee owns an undivided interest in any other trust capacity. The Trustee is expressly authorized and empowered to hold or purchase such insurance in its own name (and with itself as the beneficiary) as it shall determine to be necessary or advisable to advance best the purposes of the Trust and the interests of the Beneficiaries.

(b) The Trustee shall invest and reinvest the assets of the Trust in accordance with such investment objectives, guidelines, restrictions or directions as the Trust Administrative Committee or its delegee may furnish to the Trustee at the time of the execution of the Trust or at any later date; provided, however, that if there is a Preliminary CIC, the Trust's investment objectives, guidelines, restrictions or directions may not be changed thereafter unless there is a return of Grantor contributions pursuant to Section 5(a), (b) or (c). Upon a Change in Control, the Trustee shall promptly contact all Beneficiaries at their last known addresses provided by the Grantors and put such Beneficiaries on notice of the funding of the Trust and the Trustee's obligations hereunder. The Trust Administrative Committee shall promptly provide the Trustee with such information as it needs to carry out this duty.

         7.       Distribution of Trust Assets.
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         (a) The Grantors may make payment of benefits directly to Beneficiaries as they become due under the terms of the Plan(s). Upon a Change in Control, the Grantors shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan(s), the Grantors shall make the balance of each such payment as it falls due in accordance with the Plan(s). The Trustee shall notify the Grantors where principal and earnings are not sufficient. Nothing in this Agreement shall relieve the Grantors of their liabilities to pay benefits due under the Plan(s) except to the extent such liabilities are met by application of assets of the Trust.

         (b) At such time as a Beneficiary is entitled to payments under any of the Plans prior to a Change in Control, if the Grantors fail to make payment of all or a portion of the benefits to a Beneficiary under any Plan in accordance with paragraph (a) above, such Beneficiary can make application for payment in accordance with the provisions of paragraph (d)(i) below. If so requested, the Trustee shall make an independent determination in its sole and absolute discretion regarding the Beneficiary's right to payment under the Plan(s) within 60 days thereof. Such determination shall be made with advice from outside counsel independent of Southern and the Trustee. The Grantors agree to be bound by Trustee's determination and to make payment of benefits as they fall due commencing not later than 30 days following Trustee's determination regarding entitlement to benefits absent a manifest abuse of discretion by the Trustee. If Trustee determines benefits are payable to Beneficiary and Grantor fails to commence payment within 30 days following the Trustee's determination, Trustee shall make payment of such benefits and instruct Beneficiary in writing that he or she must bring suit within 180 days of the Trustee's claims determination or thereafter be barred from doing so. Trustee shall only make benefits payments until the first of the following to occur: (i) 180 days following its claims determination if the Beneficiary fails to bring a lawsuit to enforce his or her rights within this limitation period; or (ii) until there is a final adjudication or other final resolution of the Beneficiary's claim. In the event that such Beneficiary timely files a lawsuit within 180 days of Trustee's determination that Beneficiary is entitled to the disputed benefits, all reasonable costs of litigation (as determined in the sole and absolute discretion of the Trustee) shall be periodically, but no less than quarterly, advanced to the Beneficiary through the final adjudication of the claim; provided, however, that the Beneficiary shall repay such advanced costs of litigation if he or she fails to have finally resolved in the Beneficiary's favor a material issue supporting the underlying merits of the Beneficiary's claim for benefits in such dispute as determined in the sole and absolute discretion of the Trustee. Alternatively, in the event that a Beneficiary files a lawsuit to obtain benefits after the Trustee determines that such Beneficiary is not entitled to such benefits, all costs of litigation shall be borne by each party thereto; provided, however, that the Grantors, or the Trustee if the Grantors refuse, shall reimburse such reasonable costs in the event any material issue supporting the underlying merits of the Beneficiary's claim for benefits in such dispute is finally resolved in favor of the Beneficiary.

         (c) Subject to the provisions of paragraph (d) of this Section 7, after a Change in Control, a Beneficiary shall receive payment from the Trust in amount equal to the accrued benefit to which he is entitled under the Plans determined as of the Change in Control, less any payments previously made to him by the Grantors pursuant to the terms of the Plan(s). The form of payment will be consistent with the forms provided under the terms of the Plan(s).

         (d) (i) The commencement of payments from the Trust shall be conditioned on the Trustee's prior receipt of a written instrument from the Beneficiary in a form reasonably satisfactory to the Trustee. In addition to any other information the Trustee requires, such form should indicate the amount, if any, the Beneficiary has received from the Grantors under the Plans as of his request. All payments to a Beneficiary from the Trust shall be made in accordance with a good faith interpretation of the provisions of the applicable Plan(s). (ii) Except as provided below, the Trustee shall make or commence payment to the Beneficiary in accordance with his representations not later than 30 business days after its receipt thereof; provided, however, that before the Trustee makes or commences any such payment and not later than 7 business days after its receipt of the Beneficiary's representations, the Trustee shall request in writing the Grantors' agreement that the Beneficiary's representations are accurate with respect to the amount, fact, and time of payment to him. The Trustee shall enclose with such request a copy of the Beneficiary's representations and written advice to the Grantors that it must respond to the Trustee's request on or before the 20th business day (which date shall be set forth in such written advice) after the Beneficiary furnished such representations to the Trustee. If the Grantors in a writing delivered to the Trustee agree with the Beneficiary's representations in all respects, or if the Grantors do not respond to the Trustee's request by the 20th-day deadline, the Trustee shall make payment in accordance with the Beneficiary's representations. If the Grantors advise the Trustee in writing on or before the 20th-day deadline that it does not agree with any or all of the Beneficiary's representations, the Trustee immediately shall take whatever steps it in its sole and absolute discretion deems appropriate, including, but not limited to, a review of any notice furnished by the Grantor pursuant to paragraph (e) hereof, to attempt to resolve the difference(s) between the Grantors and the Beneficiary. If, however, the Trustee is unable to resolve such difference(s) to its satisfaction within 60 days after its receipt of the Beneficiary's representations, the Trustee shall make an independent determination in its sole and absolute discretion with the advice of independent counsel regarding the Beneficiary's claim for benefits and commence such payment, if any, within such 60 day period. In the event Grantors do not agree with Beneficiary's right to payment of all or a portion of a benefit under any Plan(s), Grantors may bring a declaratory judgment action to clarify their rights. Trustee may rely on any final judgment concerning a declaratory judgment action with respect to the payment of benefits from the Trust.

         (e) Notwithstanding any other provision of the Trust to the contrary, after a Change in Control the Trustee shall make payments hereunder before such payments are otherwise due if it determines in its sole and absolute discretion, based on a change in the tax or revenue laws of the United States of America, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury or his delegate, a final non-appealable decision by the Internal Revenue Service addressed to a Beneficiary, a final decision by a court of competent jurisdiction involving a Beneficiary, or a closing agreement made under Code Section 7121 that is approved by the Internal Revenue Service and involves a Beneficiary, that a Beneficiary has recognized or will recognize income for federal income tax purposes with respect to amounts that are or will be payable to him under the Plans before they are paid to him. The Trustee in its sole and absolute discretion shall reimburse a Beneficiary all costs determined to be reasonable to defend any tax claims described herein which are asserted by the Internal Revenue Service against any Beneficiary, including attorney fees and cost of appeal, and shall have the sole authority to determine whether or not to appeal any determination made by the Internal Revenue Service or by a lower court. The Trustee also shall reimburse any Beneficiary for any interest or penalties in respect of tax claims hereunder upon receipt of documentation of same.

         (f) Unless (contemporaneously with his submission of the written instrument referred to in paragraph (a) hereof) a Beneficiary furnishes documentation in form and substance satisfactory to the Trustee that no withholding is required with respect to a payment to be made to him from the Trust, the Trustee may deduct from any such payment any federal, state or local taxes required by law to be withheld by the Trustee.

         (g) The Trustee shall provide the Grantors with written confirmation of the fact and time of any commencement of payments hereunder within 10 business days after any payments commence to a Beneficiary. The Grantors shall notify the Trustee in the same manner of any payments it commences to make to a Beneficiary pursuant to the Plans.

         (h) The Trustee shall be fully protected in making any payment or any calculations in accordance with the provisions of this Section 7.

         8. Termination of the Trust and Reversion of Trust Assets. The Trust shall terminate upon the first to occur of (i) the payment by the Grantors of all amounts due the Beneficiaries under each of the Plans or the receipt by the Trustee of a valid release to that effect from each of the Beneficiaries with respect to payments made to him, or (ii) the twenty-first anniversary of the death of the last survivor of the Beneficiaries who are in being on the date of the execution of this Trust Agreement. Upon termination of the Trust, any and all assets remaining in the Trust, after the payment to the Beneficiaries of all amounts to which they are entitled and after payment of the expenses and compensation in Sections 12 and 17(i) of this Trust Agreement, shall revert to the Grantors in accordance with their separate interest as accounted for by the Trust Administrative Trust, and the Trustee shall promptly take such action as shall be necessary to transfer any such assets to the Grantors in accordance with such interest. Notwithstanding the above, the Grantors shall be obligated to take whatever steps are necessary to ensure that the Trust is not terminated for a period of five (5) years following a Change in Control, such steps to include, but not being limited to, the transfer to the Trustee of cash or other assets pursuant to the provisions of Section 9(a) hereof.

         9. Powers of the Trustee. To carry out the purposes of the Trust and subject to any limitations herein expressed, the Trustee is vested with the following powers until final distribution, in addition to any now or hereafter conferred by law affecting the trust or estate created hereunder. In exercising such powers, the Trustee shall act in a manner reasonable and equitable in view of the interests of the Beneficiaries and in a manner in which persons of ordinary prudence, diligence, discretion and judgment would act in the management of their own affairs.

         (a) Receive and Retain Property. To receive and retain any property received at the inception of the Trust or at any other time, whether or not such property is unproductive of income or is property in which the Trustee is personally interested or in which the Trustee owns an undivided interest in any other trust capacity.

         (b) Dispose of, Develop, and Abandon Assets. To dispose of an asset, for cash or on credit, at public or private sale and, in connection with any sale or disposition, to give such warranties and indemnifications as the Trustee shall determine; to manage, develop, improve, exchange, partition, change the character of or abandon a Trust asset or any interest therein.

         (c) Borrow and Encumber. To borrow money for any Trust purpose upon such terms and conditions as may be determined by the Trustee; to obligate the Trust or any part thereof by mortgage, deed of trust, pledge or otherwise, for a term within or extending beyond the term of the Trust.

          (d) Lease. To enter for any purpose into a lease as lessor or lessee, with or without an option to purchase or renew, for a term.

         (e) Grant or Acquire Options. To grant or acquire options and rights of first refusal involving the sale or purchase of any Trust assets, including the power to write covered call options listed on any securities exchange.

         (f) Powers Respecting Securities. To have all the rights, powers, privileges and responsibilities of an owner of securities, including, without limiting the foregoing, the power to vote, to give general or limited proxies, to pay calls, assessments, and other sums; to assent to, or to oppose, corporate sales or other acts; to participate in, or to oppose, any voting trusts, pooling agreements, foreclosures, reorganizations, consolidations, mergers and liquidations, and, in connection therewith, to give warranties and indemnifications and to deposit securities with and transfer title to any protective or other committee; to exchange, exercise or sell stock subscription or conversion rights; and, regardless of any limitations elsewhere in this instrument relative to investments by the Trustee, to accept and retain as an investment hereunder any securities received through the exercise of any of the foregoing powers.

         (g) Use of Nominee. To hold securities or other property in the name of the Trustee, in the name of a nominee of the Trustee, or in the name of a custodian (or its nominee) selected by the Trustee, with or without disclosure of the Trust, the Trustee being responsible for the acts of such custodian or nominee affecting such property.

         (h) Advance Money. To advance money for the protection of the Trust, and for all expenses, losses and liabilities sustained or incurred in the administration of the Trust or because of the holding or ownership of any Trust assets, for which advances, with interest, the Trustee has a lien on the Trust assets as against the Beneficiaries.

         (i) Pay, Contest or Settle Claims. To pay, contest or settle any claim by or against the Trust by compromise, arbitration or otherwise; to release, in whole or in part, any claim belonging to the Trust to the extent that the claim is uncollectible. Notwithstanding the foregoing, the Trustee may only pay or settle a claim asserted against the Trust by a Grantor if it is compelled to do so by a final order of a court of competent jurisdiction.

          (j) Litigate. To prosecute or defend actions, claims or proceedings for the protection of Trust assets and of the Trustee in the performance of its duties.

         (k) Employ Advisers and Agents. To employ and reasonably compensate persons, corporations or associations, including attorneys, auditors, investment advisers or agents, even if they are associated with the Trustee, to advise or assist the Trustee in the performance of its administrative duties; to act without independent investigation upon their recommendations.

         (l) Use Custodian. If no bank or trust company is acting as Trustee hereunder, the Trustee shall appoint a bank or trust company to act as custodian (the "Custodian") for securities and any other Trust assets. Any such appointment shall terminate when a bank or trust company begins to serve as Trustee hereunder. The Custodian shall keep the deposited property, collect and receive the income and principal, and hold, invest, disburse or otherwise dispose of the property or its proceeds (specifically including selling and purchasing securities, and delivering securities sold and receiving securities purchased) upon the order of the Trustee.

          (m) Execute Documents. To execute and deliver all instruments that will accomplish or facilitate the exercise of the powers vested in the Trustee.

         (n) Grant of Powers Limited. The Trustee is expressly prohibited from exercising any powers vested in it primarily for the benefit of the Grantors rather than for the benefit of the Beneficiaries. The Trustee shall not have the power to purchase, exchange, or otherwise deal with or dispose of the assets of the Trust for less than adequate and full consideration in money or money's worth.

         (o) Deposit Assets. To deposit Trust assets in commercial, savings or savings and loan accounts (including such accounts in a corporate Trustee's banking department) and to keep such portion of the Trust assets in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Trust, without liability for interest thereon.

         10. Termination of Trustee. Grantors may remove Trustee upon sixty (60) days notice or upon such shorter period of time if acceptable to Trustee; provided that upon a Preliminary CIC or subsequent Change in Control the Grantors may only remove the Trustee if a majority of the Beneficiaries approve such action.

         11.      Appointment of Successor Trustee.
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         (a) The Trustee shall have the right to resign upon 60 days' written notice to the Grantor, during which time the Grantor shall appoint a "Qualified Successor Trustee." If no Qualified Successor Trustee accepts such appointment, the resigning Trustee shall petition a court of competent jurisdiction for the appointment of a "Qualified Successor Trustee." For this purpose, a "Qualified Successor Trustee" must be a bank or trust company with a market capitalization of at least $10 billion but may not be the Grantor, any person who would be a "related or subordinate party" to the Grantor within the meaning of Section 672(c) of the Code or a corporation that would be a member of an "affiliated group" of corporations including the Grantor within the meaning of Section 1504(a) of the Code if the words "80 percent" wherever they appear in that section were replaced by the words "50 percent." Upon the written acceptance by the Qualified Successor Trustee of the trust and upon approval of the resigning Trustee's final account by those entitled thereto, the resigning Trustee shall be discharged.

         (b) Upon the occurrence of a corporate transaction involving the ownership or assets of a Grantor, the affected Grantors upon written acknowledgment to the Trustee of their obligations under the Trust and Plans may in their sole discretion direct the Trustee to transfer or assign all or a portion of the assets of the Trust to a Qualified Successor Trustee. The Trust Administrative Committee shall instruct the Trustee regarding the assets to be transferred or assigned; provided, however, that no assets shall be transferred to such a Qualified Successor Trustee until the Trustee is satisfied that contributions required under the Plans have been made prior to or concurrent with this transfer or assignment. Notwithstanding the foregoing, the Trustee shall only be permitted to transfer or assign assets from the Trust to a Qualified Successor Trustee if the transfer and assignment are consistent with the purpose and intent of the Trust.

         12. Trustee Compensation. The Trustee shall be entitled to receive as compensation for its services hereunder the compensation (a) as negotiated and agreed to by the Grantors and the Trustee, or (b) if not negotiated or if the parties are unable to reach agreement, as allowed a trustee under the laws of the State of Georgia in effect at the time such compensation is payable. Such compensation shall be paid by the Grantors; provided, however, that to the extent such compensation is not paid by the Grantors, subject to the provisions of Section 17(j) hereof, it shall be charged against and paid from the Trust and subject to Section 4 of this Trust Agreement, upon a Preliminary Change in Control, the Grantors shall reimburse the Trust for any such payment made from the Trust within 30 days of its receipt from the Trustee of written notice of such payment.

         13. Trustee's Consent to Act and Indemnification of the Trustee. The Trustee hereby grants and consents to act as Trustee hereunder. The Grantors agree to indemnify the Trustee and hold it harmless from and against all claims, liabilities, legal fees and expenses that may be asserted against it, otherwise than on account of conduct of the Trustee which is found by a final judgment of a court of competent jurisdiction to be a breach of its fiduciary duty whether by reason of the Trustee's taking or refraining from taking any action in connection with the Trust, whether or not the Trustee is a party to a legal proceeding or otherwise.

         14. Prohibition Against Assignment. No Beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust before such assets are paid to the Beneficiary as provided in Section 7, and all rights created under the Trust and the Plans shall be unsecured contractual rights of the Beneficiary against the Grantor which is his employer for purposes of the Plans. No part of, or claim against, the assets of the Trust may be assigned, anticipated, alienated, encumbered, garnished, attached or in any other manner disposed of by any of the Beneficiaries, and no such part or claim shall be subject to any legal process or claims of creditors of any of the Beneficiaries.

         15. Annual Accounting. The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, and, within ninety days following the close of each calendar year, and within ninety days after the Trustee's resignation or termination of the Trust as provided herein, the Trustee shall render a written account of its administration of the Trust to the Grantors by submitting a record of receipts, investments, disbursements, distributions, gains, losses, assets on hand at the end of the accounting period and other pertinent information, including a description of all securities and investments purchased and sold during such calendar year. Trustee shall separately account for each Grantor's interest in Trust assets. Written approval of an account shall, as to all matters shown in the account, be binding upon the Grantors and shall forever release and discharge the Trustee from any liability or accountability. The Grantors will be deemed to have given their written approval if he does not object in writing to the Trustee within one hundred and twenty days after the date of receipt of such account from the Trustee. The Trustee shall be entitled at any time to institute an action in a court of competent jurisdiction for a judicial settlement of its account.

         16. Notices. Any notice or instructions required under any of the provisions of this Trust Agreement shall be deemed effectively given only if such notice is in writing and is delivered personally or by certified or registered mail, return receipt requested and postage prepaid, addressed to the addresses as set forth below of the parties hereto. The addresses of the parties are as follows:

                                    (i)     The Grantors:
                                            Secretary
                                            Southern Company
                                            270 Peachtree Street, Suite 1400
                                            Atlanta, GA 30303
                                    (ii)    The Trustee:
                                            Wachovia Bank, N.A.
                                            Attn:  Executive Services
                                            NC 31013
                                            P.O. Box 3099
                                            Winston-Salem, NC 27150

The Grantors or Trustee may at any time change the address to which notices are to be sent to it by giving written notice thereof in the manner provided above.

         17.      Miscellaneous Provisions.
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         (a) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts made and to be performed therein and the Trustee shall not be required to account in any court other than one of the courts of such state.

         (b) The Trust Administrative Committee may give direction to Trustee on behalf of the Grantors with regard to those matters identified in writing by the Grantors. The Trustee will be fully protected in relying on such direction by the Trust Administrative Committee.

         (c) All section headings herein have been inserted for convenience of reference only and shall in no way modify, restrict or affect the meaning or interpretation of any of the terms or provisions of this Trust Agreement.

         (d) This Trust Agreement is intended as a complete and exclusive statement of the agreement of the parties hereto, supersedes all previous agreements or understandings among them and may not be modified or terminated orally.

         (e)      The term "Trustee" shall include any successor Trustee.
         (f) If a Trustee or Custodian hereunder is a bank or trust company, any corporation resulting from any merger, consolidation or conversion to which such bank or trust company may be a party, or any corporation otherwise succeeding generally to all or substantially all of the assets or business of such bank or trust company, shall be the successor to it as Trustee or Custodian hereunder, as the case may be without the execution of any instrument or any further action on the part of any party hereto.

         (g) If any provision of this Trust shall be invalid and unenforceable, the remaining provisions hereof shall subsist and be carried into effect.

         (h) The Plans are by this reference expressly incorporated herein and made a part hereof with the same force and effect as if fully set forth at length. As of the date first stated above, the terms of the Plans are as set forth in Exhibit A attached hereto.

         (i) The assets of the Trust shall be subject only to the claims of the Grantor's general creditors in the event of one or more of the Grantors' bankruptcy or insolvency. A Grantor shall be considered "bankrupt" or "insolvent" if the Grantor is (A) unable to pay its debts when due or (B) engaged as a debtor in a proceeding under the Bankruptcy Code, 11 U.S.C. Section 101 et seq. The Board of Directors or the chief executive officer of a Grantor must notify the Trustee of the Grantor's bankruptcy or insolvency within three
(3) days following the occurrence of such event. Upon receipt of such a notice, or, upon receipt of a written allegation from a person or entity claiming to be a creditor of a Grantor that such Grantor is bankrupt or insolvent, the Trustee shall discontinue payments to Beneficiaries. The Trustee shall, as soon as practicable after receipt of such notice or written allegation, determine whether such Grantor is bankrupt or insolvent. If the Trustee determines, based on such notice, written allegation, or such other information as it deems appropriate, that such Grantor is bankrupt or insolvent, the Trustee shall hold the assets of the Trust for the benefit of the general creditors of the Grantor or Grantors, and deliver any undistributed assets attributable to such Grantor or Grantors to satisfy the claims of such creditors as a court of competent jurisdiction may direct. The Trust Administrative Committee in conjunction with the Trustee shall identify the amount of assets attributable to any bankrupt or insolvent Grantor in order to segregate such assets for the benefit of such Grantor's creditors. The Trustee shall resume payments to Beneficiaries only after it has determined that the Grantor in issue is not bankrupt or insolvent, is no longer bankrupt or insolvent (if the Trustee determined that the Grantor was bankrupt or insolvent), pursuant to an order of a court of competent jurisdiction. Unless the Trustee has actual knowledge of the Grantor's bankruptcy or insolvency of the Grantor or Grantors, the Trustee shall have no duty to inquire whether such Grantor(s) is bankrupt or insolvent. The Trustee may in all events rely on such evidence concerning the pertinent Grantor's solvency as may be furnished to the Trustee that will give the Trustee a reasonable basis for making a determination concerning such Grantor's solvency. If the Trustee discontinues payment of benefits from the Trust pursuant to this
Section 17(h) and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments which would have been made to each Beneficiary less the aggregate amount of payments made to the Beneficiary by the Grantor(s) in lieu of the payments provided for hereunder during any such period of discontinuance. In addition, interest at a rate equal to the average 90 day Treasury Bill rate during the period of such discontinuance shall be paid on the amount, if any, determined to be owed in accordance with the preceding sentence.

         (j) Any and all taxes, expenses (including, but not limited to, the Trustee's compensation) and costs of litigation relating to or concerning the adoption, administration and termination of the Trust shall be borne and promptly paid by the Grantors; provided, however, that, to the extent such taxes, expenses and costs relating to the Trust are due and owing and (A) are not paid by the Grantors, and (B) have not been paid for more than sixty (60) days, they shall be charged against and paid from the Trust, and, subject to
Section 4 of this Trust Agreement, upon a Preliminary Change in Control, the Grantors shall reimburse the Trust for any such payment made from the Trust within 30 days of its receipt from the Trustee of written notice of such payment.

         (k) Any reference hereunder to a Beneficiary shall expressly be deemed to include, where relevant, the beneficiaries of a Beneficiary duly appointed under the terms of the Plans. A Beneficiary shall cease to have such status once any and all amounts due such Beneficiary under the Plan have been satisfied.

          (l) Any reference hereunder to the Grantors shall expressly be deemed to include a Grantor's successor and assigns.

         (m) Whenever used herein, and to the extent appropriate, the masculine, feminine or neuter gender shall include the other two genders, the singular shall include the plural and the plural shall include the singular.

         IN WITNESS WHEREOF, the parties hereto have executed this amended and restated Trust Agreement as of ____________________, 2001.

TRUSTEE: WACHOVIA BANK, N.A.

                  By:
                       ------------------------

GRANTOR:          ALABAMA POWER COMPANY

                  By:
                       ------------------------

GRANTOR: GEORGIA POWER COMPANY

                  By:
                       ------------------------

GRANTOR: GULF POWER COMPANY

                  By:
                      ------------------------



GRANTOR: MISSISSIPPI POWER COMPANY

                  By:
                     ------------------------

GRANTOR:          SAVANNAH ELECTRIC AND POWER COMPANY

                  By:
                     -------------------------

 GRANTOR: THE SOUTHERN COMPANY

                  By:
                     --------------------------

                                    EXHIBIT A

Plans and Arrangements Subject to the Trust1

Deferred Compensation Plan for Directors of Alabama Power Company Deferred Compensation Plan for Directors of Georgia Power Company Deferred Compensation Plan for Directors of Gulf Power Company Deferred Compensation Plan for Directors of Mississippi Power Company Deferred Compensation Plan for Directors of Savannah Electric and Power Company Deferred Compensation Plan for Directors of The Southern Company






--------
1 The parenthetical reference sets forth the Trust provisions applicable to the respective Plans listed herein.

                                    EXHIBIT B

                       Contacts and Addresses of Grantors

Alabama Power Company
William Zales, Jr.
VP and Secretary
600 North 18th Street
Birmingham, AL   35291

Georgia Power Company
Janice Wolfe
Corporate Secretary
241 Ralph McGill Boulevard
Atlanta, GA   30308

Gulf Power Company
Warren Tate

Vice President, Secretary and Treasurer
One Energy Place

Pensacola, FL   32501


Mississippi Power Company
Vicki Pierce

Assistant Secretary and Assistant Treasurer
2992 West Beach Boulevard

Gulfport, MS   39501


Savannah Electric and Power Company
Nancy Frankenhauser
Controller and Assistant Secretary
600 East Bay Street

Savannah, GA   31401


Southern Company
Tommy Chisholm

VP, Associate General Counsel and Corporate Secretary
270 Peachtree Street

Atlanta, GA   30303